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                                                                    EXHIBIT 99.1

                       Castlerigg Master Investments Ltd.
                                 40 West 57th St
                                   26th Floor
                               New York, NY 10019


                                  July 6, 2007


Raptor Networks Technology, Inc.
1241 E. Dyer Road, Suite 150
Santa Ana, California 92705

      Re:   Waiver of Certain Equity Conditions Related to Mandatory Conversions
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      Reference is hereby made to that certain Amended and Restated Amendment and Exchange Agreement, dated as of January 22, 2007 (the "AMENDMENT AND EXCHANGE AGREEMENT"), by and among Raptor Networks Technology, Inc., a Colorado corporation (the "COMPANY"), and Castlerigg Master Investments Ltd. (the "INVESTOR") pursuant to which the Company issued to the Investor an Amended and Restated Senior Convertible Note, dated as of July 31, 2006 (the "AMENDED AND RESTATED NOTE"), in the principal amount of $4,322,946.00, and the Additional Note, dated as January 19, 2007, in the principal amount of $1,600,000.00 (the "ADDITIONAL NOTE," together with the Amended and Restated Note, the "NOTES"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Notes.

      The Investor hereby agrees, but only in connection with one or more Mandatory Conversions and so long as (i) the Registration Statement filed prior to the date hereof pursuant to the Registration Rights Agreement is effective and available for the resale of the Registrable Securities registered thereunder, (ii) there is no Grace Period continuing at the time of such Mandatory Conversion, (iii) the shares of Common Stock to be issued upon any Mandatory Conversion are registered for resale by the Investor pursuant to the Registration Statements and (iv) no portion of the Amended and Restated Note is subject to Mandatory Conversion unless concurrent with or prior thereto the entire outstanding principal balance, and all other payment obligations, under the Additional Note have been satisfied in full by means of a Mandatory Conversion or otherwise in accordance with the terms of the Additional Note, that (A) the Company's failure to satisfy its obligations under clauses (i)(x) and (vii) of the definition of "Equity Conditions" for any period prior to the applicable date of determination shall not be deemed to be an Equity Conditions Failure (as defined in the Notes) and (B) notwithstanding the proviso set forth in Section 9(a) of the Notes, the Company may effect such a Mandatory Conversion in excess of the Holder's Pro Rata Amount of the applicable Volume Limitation (as such terms are defined in the Notes). For the avoidance of doubt, this waiver shall not in any way waive or change the ownership limitations contained in Section 3(d) of the Notes in connection with any Mandatory Conversion or otherwise.

      This waiver shall be effective upon the execution by each of the other investors who are party to agreements with the Company substantially identical to the Amendment and Exchange Agreement (the "OTHER INVESTORS") of a waiver (collectively, the "OTHER WAIVERS") identical to this waiver (with such adjustments as are necessary to reference the specific Company securities held by the Other Investors and to eliminate (iv) of the immediately preceding paragraph, as the Other Investors do not hold notes dated January 19, 2007). In connection with this waiver, the Company represents and warrants that none of the terms offered to Other Investors is more favorable to such Other Investors than those of the Investor and this waiver shall be, without any further action by the Investor or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms contained in the Other Waivers. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to this waiver) as the Investor may reasonably request to further effectuate the foregoing.

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      On or before 8:30 a.m., New York Time, on the first (1st) Business Day following the Effective Date (as defined below), the Company shall file a Current Report on Form 8-K describing the terms of this waiver and attaching a copy of the form of this waiver.

      Except as modified by the provisions hereof, each of the Notes will remain in full force and effect in accordance with its terms.

      This waiver may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective (the "EFFECTIVE DATE") when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature. This waiver shall terminate and be of no further force and effect on and after September 30, 2007.

      If any term, provision, covenant or restriction of this waiver is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants or restrictions of this waiver shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      This waiver shall be governed and construed in accordance with the Laws of the State of New York applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction. This waiver may only be amended, modified and supplemented by written agreement of the parties hereto.

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      If this waiver accurately reflects the understanding and agreement of the
Company, please sign below and return an executed copy of this waiver to the undersigned.

                                        Very truly yours,

                                            CASTLERIGG MASTER INVESTMENTS LTD.

                                            BY: SANDELL ASSET MANAGEMENT CORP.

                                            By: /s/ Timothy O'Brien
                                               ---------------------------------
                                            Name: Timothy O'Brien
                                            Title:  Chief Financial Officer


AGREED TO AND ACCEPTED BY:

RAPTOR NETWORKS TECHNOLOGY, INC.


By: /s/ Bob van Leyen
    -------------------------------
    Name: Bob van Leyen
    Title:  CFO


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